EXHIBIT 5.1

September 21 , 2018

Envision Solar International, Inc.

5660 Eastgate Dr.

San Diego, California 92121

Re: Envision Solar International, Inc.–Validity of Issuance of Shares

Ladies and Gentlemen:

We have acted as special counsel to Envision Solar International, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of __________ shares of common stock, par value $0.001 per share (the “Shares”).

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company have been and will be duly created and have been and will be validly issued shares of the common stock, par value $0.001 per share, of the Company. Upon issuance of the Shares, the Shares will be fully paid and nonassessable.

For the purposes of this opinion, we are assuming that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Nevada.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Respectfully submitted,

/s/Mark J. Richardson

Mark J. Richardson for

Richardson & Associates